SULLIVAN & WORCESTER LLP
                             One Post Office Square
                          Boston, Massachusetts 02109
                                 (617) 338-2800
                              Fax No. 617-338-2880


                                                                          Boston
                                                               December 19, 1996



The Trustees of Spectra Fund
c/o Fred Alger Management, Inc.
75 Maiden Lane
New York, New York  10038

                 Re: Spectra Fund: Notice Pursuant to Rule 24f-2
                     -------------------------------------------

Ladies and Gentlemen:

         You have requested our opinion as to certain matters of Massachusetts law in connection with the Notice pursuant to Rule 24f-2 under the Investment Company Act of 1940, as amended (the "Notice"), for the fiscal year ended October 31, 1996, being filed by Spectra Fund, a trust with transferable shares (the "Trust"), established under Massachusetts law pursuant to a Decla ration of Trust dated July 5, 1995 (the "Declaration").

         We acted as counsel to the Trust in connection with the execution and delivery of the Declaration, and for purposes of this opinion we have reviewed the actions taken by the Trustees of the Trust to organize the Trust and to authorize the issuance and sale of shares of beneficial interest, one mill ($.001) par value, of the several series authorized by the Declaration (the "Shares"). In this connection, we have participated in the drafting of, and are familiar with, the Declaration and the Bylaws of the Trust, the Notice, the forms of the Prospectus and the Statement of Additional Information presently included in the Trust's Registration Statement on Form N-1A, certificates of public officials and of Trustees and officers of the Trust as to matters of fact, and such other documents and instruments, certified or otherwise identified to our satis faction, and such questions of law and fact, as we have considered necessary or appropriate for purposes of the opinions expressed herein. We have assumed the genuineness of the signatures on, and the authenticity of, all documents furnished to us, and the conformity to the originals of documents submitted to us as certified copies, which facts we have not independently verified.

The Trustees of Spectra Fund           -2-                    December 19, 1996

         Based upon and subject to the foregoing, we hereby advise you that, in our opinion, under Massachusetts law:

          1. The Trust is validly existing as a trust with transferable shares of the type commonly called a Massachusetts business trust.

          2. The Trust is authorized to issue an unlimited number of Shares; the Shares issued by the Trust during the fiscal year ended October 31, 1996 (the "Issued Shares") have been duly and validly authorized by all requisite action of the Trustees of the Trust, and no action of the shareholders of the Trust is required in such connection.

          3. The Issued Shares have been validly and legally issued, and all of the Issued Shares which remain outstanding at the date hereof are fully paid and nonassessable by the Trust.

         With respect to the opinion stated in paragraph 3 above, we wish to point out that the shareholders of a Massachusetts business trust may under some circumstances be subject to assessment at the instance of creditors to pay the obligations of such trust in the event that its assets are insufficient for the purpose.

         This letter expresses our opinions as to the provisions of the Declaration and the laws of Massachusetts applying to business trusts generally, but does not extend to the Massachusetts Securities Act, or to federal securities or other laws.

         We hereby consent to the filing of this opinion with the Securities and Exchange Commission, together with the Notice. In giving such consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended.

                                           Very truly yours,



                                           /s/Sullivan & Worcester LLP
                                           --------------------------------
                                           SULLIVAN & WORCESTER LLP